Exhibit 99

Acadia Healthcare Provides Business Update

FRANKLIN, Tenn.--(BUSINESS WIRE)--March 19, 2020--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today provides a business update to investors in light of the ongoing market environment.

Debbie Osteen, Chief Executive Officer of Acadia Healthcare Company, remarked, “Today, we face an unprecedented global event with the COVID-19 pandemic. Though we do not know exactly how this situation will unfold, we are carefully monitoring the impact to our business and believe Acadia is well-positioned to support our patient population and continue to grow our business. The health and safety of our staff, patients and visitors are always our top priorities, and we have implemented recommended precautionary measures throughout our operations. We have strong local leadership and staff in our facilities who continue to support and provide our patients with high-quality care every day. We believe the demand for mental health and substance use treatment is not discretionary or elective. We continue to see demand across our services lines consistent with our expectations.

“As we disclosed when we announced financial results on February 27, 2020, we commenced a formal process regarding the sale of our U.K. business in January and received multiple indications of interest. While the interest from potential buyers remains strong, given evolving market dynamics related to the COVID-19 pandemic, we have decided to temporarily suspend the sale process until market conditions improve. Our objective continues to be maximizing value for our stockholders. At this time, our focus is on serving our patients in the U.K. to the very best of our ability and ensuring the safety and health of our employees.

“Our balance sheet remains strong, and we have adequate liquidity and capital to invest in and grow our business. Acadia had $90 million in cash and cash equivalents and full availability under its $500 million revolving credit facility as of February 29, 2020.

“As we emerge from this difficult time, we believe our services will be in greater need, and we will be very well-positioned to meet that demand,” added Osteen.

About Acadia

Acadia is a leading provider of behavioral healthcare services. At December 31, 2019, Acadia operated a network of 585 behavioral healthcare facilities with approximately 18,200 beds in 40 states, the United Kingdom and Puerto Rico. Acadia provides behavioral health and addiction services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics.

Forward-Looking Information

This news release contains forward-looking statements. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) the impact of the COVID-19 pandemic; (ii) potential difficulties operating our business in light of political and economic instability in the U.K. and globally relating to the U.K.’s departure from the European Union; (iii) the impact of fluctuations in foreign exchange rates, including the devaluation of the British Pound Sterling (GBP) relative to the U.S. Dollar (USD); (iv) Acadia’s efforts to sell its U.K. operations may not result in any definitive transaction or enhance stockholder value; (v) potential difficulties in successfully integrating the operations of acquired facilities or realizing the expected benefits and synergies of our acquisitions, joint ventures and de novo transactions; (vi) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (vii) potential reductions in payments received by Acadia from government and commercial payors; (viii) the occurrence of patient incidents, governmental investigations and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (ix) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (x) potential operating difficulties, labor costs, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategies. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

Contacts

Gretchen Hommrich
Director, Investor Relations
(615) 861-6000